As filed with the Securities and Exchange Commission on October 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONAGRA BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2000	47-0248710
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

(312) 549-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Colleen R. Batcheler

Executive Vice President, General Counsel and Corporate Secretary

Conagra Brands, Inc.

222 Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

(312) 549-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Peter E. Izanec, Esq. Timothy P. FitzSimons, Esq. Michael J. Solecki, Esq. Bradley C. Brasser, Esq. Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 (216) 586-3939	M. Kelley Maggs, Esq. Executive Vice President, Secretary and General Counsel Pinnacle Foods Inc. 399 Jefferson Road Parsippany, New Jersey 07054 (973) 541-6620	Robert I. Townsend, III, Esq. O. Keith Hallam, III, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon the satisfaction or waiver of all other conditions to the closing of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-226329

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Smaller reporting company	☐
Non-accelerated filer	☐	Emerging growth company	☐
Accelerated filer	☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Shares of Common Stock, par value $5.00 per share	18,173	N/A	$1,847,717.49	$224

(1)

Represents the maximum number of additional shares of common stock of Conagra Brands, Inc. (the “Registrant”) estimated to be issued in connection with the merger described herein. The Registrant has previously registered 77,434,205 shares of common stock pursuant to the registration statement on Form S-4 (Registration No. 333-226329), which was declared effective on September 17, 2018. The Registrant now anticipates that up to 77,452,378 shares of its common stock may be issued pursuant to the merger.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(c) and 457(f) of the Securities Act of 1933. The proposed maximum offering price is equal to the product of (a) $66.03, the average of the high and low prices per share of shares of Pinnacle common stock as reported on the New York Stock Exchange on October 18, 2018, rounded to the nearest cent, and (b) the estimated number of additional shares of Pinnacle common stock that may be exchanged for the merger consideration.

(3)	Determined in accordance with Section 6(b) of the Securities Act of 1933 at a rate equal to $121.20 per $1,000,000 of the proposed maximum aggregate offering price.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-226329) (the “Prior Registration Statement”), declared effective as of September 17, 2018, and as supplemented to date, Conagra Brands, Inc. (the “Registrant”) registered an aggregate of 77,434,205 shares of its common stock and paid an aggregate fee of $330,012. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 18,173 additional shares of its common stock for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger dated as of June 26, 2018, by and among Pinnacle Foods Inc., a Delaware corporation, the Registrant, a Delaware corporation, and Patriot Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Registrant. In connection with the registration of additional shares of its common stock, the Registrant is paying an additional registration fee of $224.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

Exhibit Index

Exhibit Number	Description

5.1*	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1 hereto)

23.2*	Consent of KPMG LLP, independent registered public accounting firm of Conagra Brands, Inc.

23.3*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Pinnacle Foods Inc.

24.1**	Power of Attorney

*	Filed herewith
**	Previously filed with the Registrant’s Registration Statement on Form S-4 (No. 333-226329), which was filed with the Securities and Exchange Commission on July 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Chicago, state of Illinois, on October 23, 2018.

CONAGRA BRANDS, INC.

By:	/s/ Colleen R. Batcheler
	Name:	Colleen R. Batcheler
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

* Sean M. Connolly	President and Chief Executive Officer (Principal Executive Officer)	October 23, 2018

* David S. Marberger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 23, 2018

* Robert G. Wise	Senior Vice President and Corporate Controller (Principal Accounting Officer)	October 23, 2018

* Anil Arora	Director	October 23, 2018

* Thomas K. Brown	Director	October 23, 2018

* Stephen G. Butler	Director	October 23, 2018

* Joie A. Gregor	Director	October 23, 2018

* Rajive Johri	Director	October 23, 2018

* Richard H. Lenny	Director	October 23, 2018

* Ruth Ann Marshall	Director	October 23, 2018

* Craig P. Omtvedt	Director	October 23, 2018

*

The undersigned, by signing her name hereto, does sign and execute this registration statement on Form S-4 pursuant to the Power of Attorney executed by the above-named directors of the registrant, which is being filed herewith on behalf of such directors.

By:	/s/ Colleen R. Batcheler
Colleen R. Batcheler
Attorney-in-Fact

October 23, 2018